Exhibit 13.1
Certification by the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 20-F/A of Pharming Group N.V. (the “Company”) for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Fabrice Chouraqui, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 13, 2026

By: /s/ Fabrice Chouraqui

Fabrice Chouraqui, PharmD, MBA
Chief Executive Officer
(Principal Executive Officer)